EXHIBIT 10b

EXECUTION VERSION

AMENDMENT AND WAIVER
AMENDMENT AND WAIVER (this “Amendment and Waiver”), dated as of June 20, 2019, to the FIVE YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of September 29, 2011, among BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (the “Company”), the BORROWING SUBSIDIARIES (as defined in the Credit Agreement) party thereto, the lenders party thereto (the “Lenders”), certain Agents, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, “JPMCB”), and CITIBANK, N.A., as Administrative Agent (in such capacity, “CBNA”; JPMCB and CBNA are referred to herein individually as an “Administrative Agent” and collectively as the “Administrative Agents”) and as competitive advance facility agent.
W I T N E S S E T H:
WHEREAS, the Company has requested that the Lenders agree to waive certain provisions of the Credit Agreement as set forth herein;
WHEREAS, Section 8.7 of the Credit Agreement permits the Credit Agreement to be amended from time to time by the Company and the Required Lenders; and
WHEREAS, the Company and the Required Lenders desire to amend the Credit Agreement on the terms set forth herein;
NOW, THEREFORE, it is agreed:
Section 1.Defined Terms.
Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Credit Agreement.
Section 2.Waiver.
Notwithstanding anything to the contrary contained in Section 2.5(a) of the Credit Agreement, solely with respect to the anniversary of the Effective Date occurring on September 29, 2019, the Company may submit an Extension Letter on or prior to May 31, 2019 requesting an extension of the Maturity Date to September 29, 2023.
Section 3.Amendment.
Effective as of the Amendment and Waiver Effective Date, the Credit Agreement (excluding the Schedules and the Exhibits thereto, which shall continue to be the Schedules and Exhibits under the Credit Agreement, as amended hereby) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.

Section 4.Conditions to Effectiveness of Amendment and Waiver.
This Amendment and Waiver shall become effective on the date on which CBNA (or its counsel) shall have received from the Company and the Required Lenders either (a) a counterpart of this Amendment and Waiver signed on behalf of such party or (b) written evidence satisfactory to CBNA (which may include email or facsimile of a signed signature page of this Amendment and Waiver) that such party has signed a counterpart of this Amendment and Waiver (such date, the “Amendment and Waiver Effective Date”).
CBNA shall notify the Company and the Lenders of the Amendment and Waiver Effective Date, and such notice shall be conclusive and binding absent manifest error.
Section 5.Effects on Loan Documents.
This Amendment and Waiver shall constitute a “Loan Document” for purposes of the Credit Agreement and the other Loan Documents. From and after the Amendment and Waiver Effective Date, all references to the Credit Agreement and each of the other Loan Documents shall be deemed to be references to the Credit Agreement as amended and waived by this Amendment and Waiver. Except as expressly amended or waived pursuant to the terms hereof, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain unamended and not waived and shall continue to be in full force and effect. The execution, delivery and effectiveness of this Amendment and Waiver shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents.
Section 6.Miscellaneous.
(a)    The Company represents and warrants to the Lenders and the Administrative Agents that (i) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date and (ii) no Default or Event of Default exists on the Amendment and Waiver Effective Date.
(b)    This Amendment and Waiver may be executed in multiple counterparts, each of which shall constitute an original but all of which taken together shall constitute but one contract. A counterpart hereof, or signature page hereto, delivered to the Administrative Agent by facsimile or e-mail shall be effective as delivery of an original manually-signed counterpart.
(c)    The provisions of Sections 8.5, 8.11, 8.13 and 8.14 of the Credit Agreement are incorporated herein by reference as if fully set forth herein, mutatis mutandis.

Section 7.Applicable Law.
THIS AMENDMENT AND WAIVER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective authorized officers as of the day and year first above written.

BRISTOL-MYERS SQUIBB COMPANY
By:	/s/ Jeffrey Galik
Name: Jeffery Galik
Title: Senior Vice President and Treasurer

By:	/s/ William Szablewski
Name: William Szablewski
Title: Assistant Treasurer

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

CITIBANK, N.A., as Administrative Agent
and as a Lender

By:	/s/ Richard Rivera
Name: Richard Rivera
Title: Vice President

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and as a Lender

By:	/s/ Joseph M. McShane
Name: Joseph M. McShane
Title: Vice President

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	BANK OF AMERICA, N.A.

By:	/s/ Darren Merten
Name: Darren Merten
Title: Vice President

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	BNP Paribas

By:	/s/ Brendan Heneghan
Name: BRENDAN HENEGHAN
Title: Director

By:	/s/ Ade Adedeji
Name: Ade Adedeji
Title: Director

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	Mizuho Bank, Ltd.

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Authorized Signatory

For any institution requiring a second signature line:

By:
Name:
Title:

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

MUFG Bank Ltd.

By:	/s/ David Meisner
Name: David Meisner
Title: Vice President

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Jordan Harris
Name: Jordan Harris
Title: Director

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	BARCLAYS BANK PLC

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

Name of
Institution:	Credit Suisse AG, Cayman Island Branch

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

For any institution requiring a second signature line:

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	GOLDMAN SACHS BANK USA

By:	/s/ Anni Carr
Name: Anni Carr
Title: Authorized Signatory

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	HSBC Bank USA, N.A.

By:	/s/ Iain Stewart
Name: Iain Stewart
Title: Manging Director

For any institution requiring a second signature line:

By:
Name:
Title:

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	Standard Chartered Bank

By:	/s/ Daniel Mattern
Name: Daniel Mattern
Title: Associate Director
Standard Chartered Bank

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

Banco Santander, S.A.

By:	/s/ Lucas Videla
Name: Lucas Videla
Title: Executive Director

By:	/s/ Pablo Tarrio
Name: Pablo Tarrio
Title: Attorney

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	The Bank of New York Mellon

By:	/s/ Clifford A. Mull
Name: Clifford A. Mull
Title: Director

For any institution requiring a second signature line:

By:
Name:
Title:

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

LENDER SIGNATURE PAGE

Name of
Institution:	The Northern Trust Company

By:	/s/ Andrew D Holtz
Name: Andrew D Holtz
Title: Senior Vice President

For any institution requiring a second signature line:

By:
Name:
Title:

[Signature Page to Amendment to Bristol-Myers Squibb 2011 Credit Agreement]

Annex I
[Credit Agreement]

ANNEX I

Conformed for 2019 Amendment

$1,500,000,000
FIVE YEAR COMPETITIVE ADVANCE AND
REVOLVING CREDIT FACILITY AGREEMENT
Among
BRISTOL-MYERS SQUIBB COMPANY,
THE BORROWING SUBSIDIARIES,
THE LENDERS NAMED HEREIN,
BANK OF AMERICA, N.A.
as Syndication Agent,
BNP PARIBAS
and
THE ROYAL BANK OF SCOTLAND PLC,
as Documentation Agents,
JPMORGAN CHASE BANK, N.A.
as Administrative Agent
and
CITIBANK, N.A.,
as Administrative Agent
Dated as of September 29, 2011

J.P. MORGAN SECURITIES LLC, CITIGROUP GLOBAL MARKETS INC.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
BNP PARIBAS SECURITIES CORP. and RBS SECURITIES INC.

as Joint Lead Arrangers and Bookrunners

TABLE OF CONTENTS

Page

ARTICLE I Definitions	1

SECTION 1.1. Defined Terms	1
SECTION 1.2. Classification of Loans and Borrowings	~~18~~20
SECTION 1.3. Terms Generally	~~18~~20
SECTION 1.4. Accounting Terms; GAAP	~~19~~21
SECTION 1.5. Other Interpretive Provisions	21
SECTION 1.6. LIBO Screen Rate Discontinuation	21

ARTICLE II The Credits	~~19~~22

SECTION 2.1. Commitments	~~19~~22
SECTION 2.2. Loans and Borrowings	~~19~~23
SECTION 2.3. Requests for Revolving Borrowings	~~20~~23
SECTION 2.4. Competitive Bid Procedure	~~21~~24
SECTION 2.5. Extension of Maturity Date	~~23~~27
SECTION 2.6. Funding of Borrowings	~~25~~28
SECTION 2.7. Interest Elections	~~25~~28
SECTION 2.8. Termination and Reduction of Commitments	~~27~~30
SECTION 2.9. Repayment of Loans; Evidence of Debt	~~27~~30
SECTION 2.10. Prepayment of Loans	~~28~~31
SECTION 2.11. Fees	~~28~~32
SECTION 2.12. Interest	~~29~~32
SECTION 2.13. Alternate Rate of Interest	~~30~~33
SECTION 2.14. Increased Costs	~~30~~33
SECTION 2.15. Break Funding Payments	~~32~~35
SECTION 2.16. Taxes	~~32~~35
SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~36~~39
SECTION 2.18. Mitigation Obligations; Replacement of Lenders	~~38~~40
SECTION 2.19. Borrowing Subsidiaries	~~38~~41
SECTION 2.20. Prepayments Required Due to Currency Fluctuation	~~39~~42
SECTION 2.21. Defaulting Lenders	~~40~~43

ARTICLE III Representations and Warranties	~~40~~43

SECTION 3.1. Organization; Powers	~~40~~43
SECTION 3.2. Authorization	~~41~~43
SECTION 3.3. Enforceability	~~41~~44
SECTION 3.4. Governmental Approvals	~~41~~44
SECTION 3.5. Financial Statements; No Material Adverse Effect	~~41~~44
SECTION 3.6. Litigation; Compliance with Laws	~~42~~44
SECTION 3.7. Federal Reserve Regulations	~~42~~45
SECTION 3.8. Use of Proceeds	~~42~~45

i

Page

SECTION 3.9. Taxes	~~42~~45
SECTION 3.10. Employee Benefit Plans.	~~43~~45
SECTION 3.11. Environmental and Safety Matters	~~43~~45
SECTION 3.12. Properties	~~43~~46
SECTION 3.13. Investment and Holding Company Status	~~43~~46

ARTICLE IV Conditions	~~44~~47

SECTION 4.1. Effective Date	~~44~~47
SECTION 4.2. Each Credit Event	~~45~~47
SECTION 4.3. Initial Borrowing by Each Borrowing Subsidiary	~~45~~48

ARTICLE V Covenants	~~46~~48

SECTION 5.1. Existence	~~46~~48
SECTION 5.2. Business and Properties	~~46~~48
SECTION 5.3. Financial Statements, Reports, Etc.	~~46~~49
SECTION 5.4. Insurance	~~47~~49
SECTION 5.5. Obligations and Taxes	~~47~~49
SECTION 5.6. Litigation and Other Notices	~~47~~50
SECTION 5.7. Books and Records	~~48~~50
SECTION 5.8. Ratings	~~48~~50
SECTION 5.9. Compliance with Laws	~~48~~50
SECTION 5.10. Consolidations, Mergers, and Sales of Assets	~~48~~50
SECTION 5.11. Liens	~~48~~50
SECTION 5.12. Limitation on Sale and Leaseback Transactions	~~50~~52
SECTION 5.13. Sanctions	~~50~~52
SECTION 5.14. Anti-Corruption Laws	~~51~~53
SECTION 5.15. Guaranties.	53

ARTICLE VI Events of Default	~~51~~54

ARTICLE VII The Administrative Agents	~~53~~56

ARTICLE VIII Miscellaneous	~~56~~61

SECTION 8.1. Notices.	~~56~~61
SECTION 8.2. Survival of Agreement	~~58~~62
SECTION 8.3. Binding Effect	~~58~~63
SECTION 8.4. Successors and Assigns	~~59~~63
SECTION 8.5. Expenses; Indemnity	~~62~~66
SECTION 8.6. Applicable Law	~~63~~67
SECTION 8.7. Waivers; Amendment	~~63~~67
SECTION 8.8. Entire Agreement	~~64~~68
SECTION 8.9. Severability	~~64~~68
SECTION 8.10. Counterparts	~~64~~68
SECTION 8.11. Headings	~~64~~69
SECTION 8.12. Right of Setoff	~~65~~69

ii

Page

SECTION 8.13. Jurisdiction; Consent to Service of Process	~~65~~69
SECTION 8.14. Waiver of Jury Trial	~~66~~69
SECTION 8.15. Conversion of Currencies	~~66~~70
SECTION 8.16. Guaranty	~~66~~70
SECTION 8.17. European Monetary Union	~~68~~72
SECTION 8.18. Confidentiality	~~68~~72
SECTION 8.19. USA PATRIOT Act	~~69~~73
SECTION 8.20. No Fiduciary Duty	~~70~~73
SECTION 8.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~70~~74

iii

FIVE YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (the “Agreement”) dated as of September 29, 2011, among BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation (the “Company”), the BORROWING SUBSIDIARIES (as defined herein), the lenders listed in Schedule 2.1 (the “Lenders”), BNP PARIBAS and THE ROYAL BANK OF SCOTLAND PLC, as Documentation Agents, BANK OF AMERICA, N.A., as Syndication Agent, JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, “JPMCB”), and CITIBANK, N.A., as Administrative Agent for the Lenders (in such capacity, “CBNA”; JPMCB and CBNA are referred to herein individually as an “Administrative Agent” and collectively as the “Administrative Agents”) and as competitive advance facility agent (in such capacity, the “Advance Agent”).
The Company has requested that the Lenders, on the terms and subject to the conditions herein set forth (i) extend credit to the Company and the applicable Borrowing Subsidiaries to enable them to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (such term and each other capitalized term used but not defined herein having the meaning assigned to it in Article I) a principal amount not in excess of $1,500,000,000 and (ii) provide a procedure pursuant to which the Company and the Borrowing Subsidiaries may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Company or the applicable Borrowing Subsidiary. The proceeds of such borrowings are to be used for working capital and other general corporate purposes of the Company and its Subsidiaries (other than funding hostile acquisitions)~~, including commercial paper backup and repurchase of shares~~. The Lenders are willing to extend such credit on the terms and subject to the conditions herein set forth.
Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions

SECTION 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Administrative Fees” shall have the meaning assigned to such term in Section 2.11(b).
“Administrative Questionnaire” shall mean an administrative questionnaire delivered by a Lender pursuant to Section 8.4(e) in form acceptable to the Administrative Agents.

2
“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” shall mean the Administrative Agents, the Syndication Agent and the Documentations Agents.
“Alternate Base Rate” shall mean for any day, a rate per annum equal to the greatest of (a) the rate of interest per annum publicly announced from time to time by CBNA as its base rate in effect at its principal office in New York City, (b) 1/2 of one percent above the NYFRB Rate and (c) the LIBO Rate for Dollars applicable for an interest period of one month in effect for such day plus 1%, provided that for the purpose of this definition, the LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month~~1~~ Interest Period, the Interpolated Rate) at approximately 11:00 a.m., London time, on such day. If for any reason CBNA shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the LIBO Rate or NYFRB Rate, or both, specified in clause (b) or (c), respectively, of the first sentence of this definition, for any reason, including, without limitation, the inability or failure of CBNA to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate shall be effective on the effective date of any change in such rate.
“Alternative Currency” shall mean at any time, Euro, Sterling, Yen, Swiss Franc, and any other currency (other than Dollars) to be mutually agreed by the Lenders and the Company that is readily available, freely traded and convertible into Dollars in the London market and as to which a Dollar Equivalent can be calculated.
“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.14.
“Anti-Money Laundering Laws” shall mean the Bank Secrecy Act of 1970, as amended by the Patriot Act, and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business and the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001.
“Applicable Percentage” shall mean, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment. If the Commitments have terminated or expired, Applicable Percentage shall mean, with respect to any Lender, the percentage of the Dollar Equivalent of the aggregate outstanding principal amount of the Loans represented by the Dollar Equivalent of the aggregate outstanding principal amount of each Lender’s Loans. Notwithstanding the foregoing, in the case of Section 2.21 when a Defaulting

~~1    NTD: Please note this reference to month is a reference to "moth" in the other amendment~~

CBNA for determining the then current annual assessment payable by CBNA to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at CBNA’s domestic offices.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee in the form of Exhibit B.
“Availability Period” shall mean the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Event” shall mean with respect to any Person that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agents, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Basis Point” shall mean 1/100th of 1%.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided, however, that, any obligations relating to a lease that was accounted for by such Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as an operating lease and not a Capital Lease Obligation.
“Capital Markets Debt” shall mean any third party Debt for borrowed money consisting of bonds, debentures, notes or other debt securities issued by the Company.
“CDS Determination Date” shall mean (a) with respect to any Eurocurrency Loan, the second Business Day prior to the borrowing of such Eurocurrency Loan and, if applicable, the last Business Day prior to the continuation of such Eurocurrency Loan, provided that, in the case of any Eurocurrency Loan having an Interest Period greater than three months, the last Business Day prior to each three-month period succeeding such initial three-month period shall also be a CDS Determination Date with respect to such Eurocurrency Loan, with the applicable Credit Default Swap Spread, as so determined, to be in effect as to such Eurocurrency Loan for each day commencing with the first day of the applicable Interest Period until subsequently re-determined in accordance with the foregoing and (b) with respect to ABR Loans, initially on the Effective Date, and thereafter on the first Business Day of each succeeding calendar quarter.
“CFC Holdco” means a Subsidiary with no material assets other than capital stock (and debt securities, if any) of one or more CFCs, or of other CFC Holdcos.
“Change in Control” shall be deemed to have occurred if (a) any Person or group of Persons (other than (i) the Company, (ii) any Subsidiary or (iii) any employee or director benefit plan or stock plan of the Company or a Subsidiary or any trustee or fiduciary with respect to any such plan when acting in that capacity or any trust related to any such plan) shall have acquired beneficial ownership of shares representing more than 35% of the combined voting power represented by the outstanding Voting Stock of the Company (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder), or (b) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Company.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 8.7).
“EMU Legislation” means the legislative measures of the European Council (including, without limitation, the European Council regulations) for the introduction of, changeover to or operation of the Euro in one or more member states.
“Environmental and Safety Laws” shall mean any and all applicable current and future treaties, laws (including without limitation common law), regulations, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses, permissions, written notices or binding agreements issued, promulgated or entered by any Governmental Authority, relating to the environment, to employee health or safety as it pertains to the use or handling of, or exposure to, any hazardous substance or contaminant, to preservation or reclamation of natural resources or to the management, release or threatened release of any hazardous substance, contaminant, or noxious odor, including without limitation the Hazardous Materials Transportation Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act of 1970, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the Safe Drinking Water Act of 1974, as amended, the Federal Insecticide, Fungicide and Rodenticide Act of 1947, as amended by the Federal Environmental Pesticide Control Act of 1972, the Food Quality Protection Act of 1996, as amended, any similar or implementing state law, all amendments of any of them, and any regulations promulgated under any of them.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

rate is being quoted, CBNA may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
“Extension Letter” shall mean a letter from the Company requesting an extension of the Maturity Date.
“FATCA” shall mean Sections 1471 through 1474 of the Code, or any amendment or revision thereof, so long as such amendment or revision is substantially similar to Sections 1471 to 1474 of the Code as of the date of this Agreement, together in each case with any regulations or official interpretations thereof.
“Federal Funds Effective Rate” shall mean, on any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Financial Officer” of any corporation shall mean the chief financial officer, principal accounting officer, treasurer or assistant treasurer of such corporation.
“Fixed Rate” shall mean, with respect to any Competitive Loan (other than a Eurocurrency Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.
“Fixed Rate Loan” shall mean a Competitive Loan bearing interest at a Fixed Rate.
“Foreign Lender” shall mean, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” shall mean (a) each Subsidiary which is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code (a “CFC”), (b) each Subsidiary which is a CFC Holdco and (c) each Subsidiary of a CFC or CFC Holdco.
“Funded Debt” shall mean Debt of the Company or a Subsidiary owning Restricted Property maturing by its terms more than one year after its creation and Debt classified as long-term debt under GAAP and, in the case of Funded Debt of the Company, ranking at least pari passu with the Loans.
“GAAP” shall mean generally accepted accounting principles in the United States of America.
“Governmental Authority” shall mean the government of any nation, including, but not limited to, the United States of America, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantor” and “Guarantors” has the meaning set forth in Section 5.15.(a).
“Guaranty” and “Guaranties” has the meaning set forth in Section 5.15.(a).
“Hazardous Substances” shall mean any toxic, radioactive, mutagenic, carcinogenic, noxious, caustic or otherwise hazardous substance, material or waste, including petroleum, its derivatives, by‑products and other hydrocarbons, including, without limitation, polychlorinated biphenyls (commonly known as “PCBs”), asbestos or asbestos-containing material, and any substance, waste or material regulated or that could reasonably be expected to result in liability under Environmental and Safety Laws.
“Impacted Interest Period” shall have the meaning assigned to such term in the definition of “LIBO Rate.”
“Indenture” shall mean the Indenture dated as of June 1, 1993 between the Company and JPMCB, as successor to The Chase Manhattan Bank (National Association), as Trustee, as amended, supplemented or otherwise modified from time to time.
“Interest Election Request” shall mean a request by the Company to convert or continue a Revolving Borrowing in accordance with Section 2.7.
“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days’ duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days’ duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.
“Interest Period” shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Company may elect, and (b) as to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” shall mean, at any time, for any Interest Period, and for any applicable currency, the rate per annum (rounded to the same number of decimal places as the LIBO Rate) determined by CBNA (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for such currency for the longest period that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for such currency for the shortest period that exceeds the Impacted Interest Period, in each case, at such time.
“Lenders” shall mean (a) the financial institutions listed on Schedule 2.1 (other than any such financial institution that has ceased to be a party hereto, pursuant to an Assignment and Assumption) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption.
“LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on the LIBOR01 Page (or other applicable page for an applicable currency) published by Reuters (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by CBNA from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars or the applicable Alternative Currency, as applicable, in the London interbank market) (the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars or the applicable Alternative Currency with a maturity comparable to such Interest Period; provided, that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), the ~~the~~ LIBOR Rate shall be the Interpolated Rate; provided further that if the LIBO Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~2~~
“LIBO Rate Discontinuance Event” shall mean any of the following:
(a)    an interest rate is not ascertainable pursuant to the provisions of the definition of “LIBO Rate” and the inability to ascertain such rate is unlikely to be temporary;
(b)    the regulatory supervisor for the administrator of the LIBO Screen Rate, the central bank for the currency of the LIBO Rate, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, has made a public statement, or published information, stating that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate

~~2    NTD: Changes conform to definition in the 364 day facility.~~

permanently or indefinitely on a specific date, provided that, at that time, there is no successor administrator that will continue to provide the LIBO Rate; or
(c)    the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Rate or the LIBO Screen Rate shall no longer be made available, or used for determining the interest rate of loans; provided that, at that time, there is no successor administrator that will continue to provide the LIBO Rate (the date of determination or such specific date in the foregoing clauses (a)-(c), the “Scheduled Unavailability Date”).
“LIBO Rate Discontinuance Event Time” shall mean, with respect to any LIBO Rate Discontinuance Event, (i) in the case of an event under clause (a) of such definition, the Business Day immediately following the date of determination that such interest rate is not ascertainable and such result is unlikely to be temporary and (ii) for purposes of an event under clause (b) or (c) of such definition, on the date on which the LIBO Rate ceases to be provided by the administrator of the LIBO Rate or is not permitted to be used or if such statement or information is of a prospective cessation or prohibition, the 90th day prior to the date of such cessation or prohibition (or if such prospective cessation or prohibition is fewer than 90 days later, the date of such statement or announcement).
“LIBO Rate Replacement Date” shall mean, in respect of any eurodollar borrowing, upon the occurrence of a LIBO Rate Discontinuance Event, the next interest reset date after the relevant amendment in connection therewith becomes effective (unless an alternative date is specified) and all subsequent interest reset dates for which the LIBO Rate would have had to be determined.
“LIBO Screen Rate” shall have the meaning assigned to such term in the definition of “LIBO Rate”.
“Lien” shall mean any mortgage, lien, pledge, encumbrance, charge or security interest.
“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination and each promissory note held by a Lender pursuant to Section 2.9(e).
“Loans” shall mean the loans made by the Lenders to the Borrowers pursuant to this Agreement.
“Margin Regulations” shall mean Regulations  T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Material Adverse Effect” shall mean a material adverse effect on the business, results of operations, properties or financial condition of the Company and its consolidated Subsidiaries, taken as a whole, excluding changes or effects in connection with specific events applicable to the Company and/or its Subsidiaries as disclosed in any annual report on Form

10-K, quarterly report on Form 10-Q or current report on Form 8-K filed subsequent to December 31, 2010 and prior to the Effective Date.
“Material Debt” shall mean any Debt of the Company contemplated by clauses (i) and (ii) of the definition thereof, in each case, under any revolving or term loan credit facility or any Capital Markets Debt, in each case, in an aggregate committed or principal amount in excess of $1,000,000,000. For the avoidance of doubt, Material Debt shall exclude any intercompany Debt and any obligations in respect of interest rate caps, collars, exchanges, swaps or other similar agreements.
“Maturity” when used with respect to any Security, shall mean the date on which the principal of such Security becomes due and payable as provided therein or in the Indenture, whether on a Repayment Date, at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.
“Maturity Date” shall mean September 29, 2016, subject to extension pursuant to Section 2.5.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.
“Non‑U.S. Lender” shall have the meaning assigned to such term in Section 2.16(g).
“NYFRB” shall mean the Federal Reserve Bank of New York.
“NYFRB Rate” shall mean, on any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such date received by the Paying Agent from a Federal funds broker of recognized standing selected by it; provided further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” shall mean the due and punctual payment of (i) the principal of and interest on any Loans made by the Lenders to the Borrowers (including, for the avoidance of doubt, the Borrowing Subsidiary Obligations) pursuant to this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities (including, without limitation, the obligations described in Section 2.16. and Section 2.19.) of the Borrowers to the Lenders under this Agreement and the other Loan Documents.
“Original Issue Discount Security” shall mean (i) any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and (ii) any other Security deemed an Original Issue Discount Security for United States Federal income tax purposes.
“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Participating Member State” means a member of the European Communities that adopts or has adopted the Euro as its currency in accordance with EMU Legislation.
“Patriot Act” shall have the meaning assigned to such term in Section 8.18.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Person” shall mean any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code that is maintained by the Company or any ERISA Affiliate for current or former employees, or any beneficiary thereof.
“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Rating Agencies” shall mean Moody’s and S&P.
“Ratings” shall mean the ratings from time to time established by the Rating Agencies for senior, unsecured, non-credit-enhanced long-term debt of the Company.
“Register” shall have the meaning given such term in Section 8.4 (d).
“Relevant Governmental Sponsor” means any central bank, reserve bank, monetary authority or similar institution (including any committee or working group sponsored thereby) which shall have selected, endorsed or recommended a replacement rate, including relevant additional spreads or other adjustments, for the LIBO Rate.

“Repayment Date”, when used with respect to any Security to be repaid, shall mean the date fixed for such repayment pursuant to such Security.

“Required Lenders” shall mean, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VI, and for all purposes after the Loans become due and payable pursuant to Article VI or the Commitments shall have expired or terminated, the Competitive Loan Exposures of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.
“Restricted Property” shall mean (i) any manufacturing facility, or portion thereof, owned or leased by the Company or any Subsidiary and located within the continental United States of America which, in the opinion of the Board of Directors of the Company, is of material importance to the business of the Company and its Subsidiaries taken as a whole, but no such manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value (before deducting accumulated depreciation) is less than 2% of Consolidated Net Tangible Assets, and (ii) any shares of capital stock or indebtedness of any Subsidiary owning any such manufacturing facility. As used in this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing, and it excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.
“Revolving Credit Exposure” shall mean, with respect to any Lender at any time, the Dollar Equivalent of the aggregate outstanding principal amount of such Lender’s Revolving Loans at such time.
“Revolving Loan” shall mean a Loan made pursuant to Section 2.3.
“Sale and Leaseback Transaction” shall mean any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person to the extent such property constituted Restricted Property at the time leased, other than (i) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (ii) transactions between the Company and a Subsidiary or between Subsidiaries, (iii) leases of Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property, and (iv) arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.
“Sanctions” shall have the meaning assigned to such term in Section 3.14.
“S&P” shall mean Standard & Poor’s ~~Ratings Group~~Financial Services LLC or any successor thereto.
“SEC” shall mean the Securities and Exchange Commission.
“Security” or “Securities” shall mean any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, of any series authenticated and delivered from time to time under the Indenture.

“Specified Revolving Credit Agreements” shall mean (i) the 364-Day Revolving Credit Facility Agreement dated as of January 25, 2019 by and among the Company, the Lenders named therein, Citibank, N.A. and JPMorgan Chase Bank, N.A., as Administrative Agents, and the other Agents party thereto from time to time (as may be amended, restated, amended and restated, supplemented, modified or replaced from time to time), (ii) the Five Year Competitive Advance and Revolving Credit Facility Agreement dated as of July 30, 2012 among the Company, the Lenders named therein, Citibank, N.A. and JPMorgan Chase Bank, N.A., as Administrative Agents, and the other Agents party thereto from time to time (as may be amended, restated, amended and restated, supplemented, modified or replaced from time to time) and (iii) the Three Year Revolving Credit Facility Agreement dated as of January 25, 2019 among the Company, the Lenders named therein, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other Agents party thereto from time to time (as may be amended, restated, amended and restated, supplemented, modified or replaced from time to time).
“Standard North American Credit Default Swap” shall mean a single-name credit default swap that has the substantive terms and conditions set forth in the International Swaps and Derivatives Association, Inc.'s (“ISDA”) template Confirmation for use with the Credit Derivatives Physical Settlement Matrix (version 17 – March 16, 2011, as such template may from time to time be amended, supplemented or otherwise modified by ISDA) for the Transaction Type “STANDARD NORTH AMERICAN CORPORATE”.
“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, shall mean the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
“Sterling” shall mean the lawful currency of the United Kingdom.
“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (i) for purposes of Sections 5.10 and 5.11 only, any Person the majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the parent or one or more subsidiaries of the parent of such Person and (ii) for all other purposes under this Agreement, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held. References herein to “Subsidiary” shall mean a Subsidiary of the Company.
“Swiss Franc” shall mean the lawful currency of Switzerland.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and all liabilities with respect thereto.

“Term Loan Credit Agreement” shall mean the Term Loan Credit Agreement dated as of January 18, 2019 by and among the Company, the Lenders named therein, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and the other Agents party thereto from time to time (as may be amended, restated, amended and restated, supplemented, modified or replaced from time to time), and as contemplated by the Permanent Financing Commitment Letter (as may be amended, restated, amended and restated, supplemented, modified or replaced from time to time).
“Transactions” means the execution and delivery by the Borrowers of this Agreement (or, in the case of the Borrowing Subsidiaries, the Borrowing Subsidiary Agreements), the performance by the Borrowers of this Agreement, the borrowing of the Loans and the use of the proceeds thereof.
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, “Rate” shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.
“Value” shall mean, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the Securities of all series (including the effective interest rate on any Original Issue Discount Securities) which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of Section 1007 of the Indenture under which the Securities are issued.
“Voting Stock” shall mean, as applied to the stock of any corporation, stock of any class or classes (however designated) having by the terms thereof ordinary voting power to elect a majority of the members of the board of directors (or other governing body) of such corporation other than stock having such power only by reason of the happening of a contingency.
“Wholly Owned Subsidiary” of any Person shall mean a Subsidiary of such Person of which securities (except for directors’ qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) or other ownership interests representing 100% of the equity are, at the time any determination is being made, owned by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yen” shall mean the lawful currency of Japan.

SECTION 1.2.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).
SECTION 1.3.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.4.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
SECTION 1.5.    Other Interpretive Provisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.6.    LIBO Screen Rate Discontinuation. If at any time (i) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) or (ii) the Company or Required Lenders notify the Administrative Agent in writing (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined that a LIBO Rate Discontinuance Event has occurred, then, at or promptly after the LIBO Rate Discontinuance Event Time, the Administrative Agent and the Company shall endeavor to establish an alternate benchmark rate to replace the LIBO Rate under this Agreement, together with any spread or adjustment to be applied to such alternate benchmark rate to account for the effects of transition from the LIBO Rate to such alternate benchmark rate, giving due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States (including the application of a spread and the making of other appropriate adjustments to such alternate benchmark rate and this Agreement to account for the effects of transition from the LIBO Rate to such replacement benchmark, including any changes necessary to reflect the available interest periods and timing for determining such alternate benchmark rate) at such time and any recommendations (if any) therefor by a Relevant Governmental Sponsor, provided that any such alternate benchmark rate and adjustments shall be required to be commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) (any such rate, the “Successor LIBO Rate”).
After such determination that a LIBO Rate Discontinuance Event has occurred, promptly following the LIBO Rate Discontinuance Event Time, the Administrative Agent and the Company shall enter into an amendment to this Agreement to reflect such Successor LIBO Rate and such other related changes to this Agreement as may be necessary or appropriate, as the Administrative Agent may determine in good faith (which determination shall be conclusive absent manifest error) with the Company’s consent, to implement and give effect to the Successor LIBO Rate under this Agreement on the LIBO Rate Replacement Date and, notwithstanding anything to the contrary in Section 1.6. or Section 8.7., such amendment shall become effective for each Tranche of Loans and Lenders without any further action or consent of any other party to this Agreement on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment; provided, that if a Successor LIBO Rate has not been established pursuant to the foregoing, at the option of the Company, the Company and the Required Lenders may select a different Successor LIBO Rate that is commercially practicable for the Administrative Agent to administer (as determined by the Administrative Agent in its sole discretion) and, upon not less than 15 Business Days’ prior written notice to the Administrative Agent, the Administrative Agent, such Required Lenders and the Company shall enter into an amendment to this Agreement to reflect such Successor LIBO Rate and such other related changes to this Agreement as may be applicable and, notwithstanding anything to the contrary in this SECTION 1.6. or SECTION 8.7., such amendment shall become effective without any further action or consent of any other party to this Agreement; provided, further, that if no Successor LIBO Rate has been determined pursuant to the foregoing and a Scheduled Unavailability Date (as defined in the definition of LIBO Discontinuance Event) has occurred, the Administrative Agent will promptly so notify the Company and each Lender and thereafter, until such Successor LIBO Rate has been determined pursuant to this paragraph, (i) any Borrowing Request, the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (ii) all outstanding Eurocurrency Borrowings shall be converted to an ABR Borrowing until a Successor LIBO Rate has been chosen pursuant to this paragraph. Notwithstanding anything else herein, any definition of Successor LIBO Rate shall provide that in no event shall such Successor LIBO Rate be less than zero for purposes of this Agreement.

ARTICLE II
The Credits

SECTION 2.1. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Company and any Borrowing Subsidiary from time to time during the Availability Period in Dollars, Sterling, Euros, Swiss Francs, Yen or any other Alternative Currency in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the sum of the total Revolving Credit Exposures plus the total Competitive Loan Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company and each applicable Borrowing Subsidiary may borrow, prepay and reborrow Revolving Loans.
SECTION 2.2. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.4. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b) Subject to Section 2.13, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans (which shall be denominated in Dollars) or Eurocurrency Loans as the Company (on its own behalf or on behalf of any other applicable Borrower) may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans as the Company (on its own behalf or on behalf of any other Borrower) may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.
(c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or the Dollar Equivalent thereof in the case of Loans denominated in an Alternative Currency) and not less than $10,000,000 (or the Dollar Equivalent thereof in the case of Loans denominated in an Alternative Currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000; provided that an ABR Revolving Borrowing may payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.
SECTION 2.19.    Borrowing Subsidiaries. The Company may designate any Wholly Owned Subsidiary of the Company as a Borrowing Subsidiary upon ten Business Days notice to CBNA on behalf of the Lenders (such notice to include the name, primary business address and tax identification number of such proposed Borrowing Subsidiary and any other information reasonably requested by the Administrative Agents pursuant to the Patriot Act). Upon proper notice and the receipt by CBNA of a Borrowing Subsidiary Agreement executed by such a Wholly Owned Subsidiary and the Company, such Wholly Owned Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement. A Subsidiary shall cease to be a Borrowing Subsidiary hereunder at such time as no Loans, fees or any other amounts due in connection therewith pursuant to the terms hereof shall be outstanding to such Subsidiary and such Subsidiary and the Company shall have executed and delivered to CBNA a Borrowing Subsidiary Termination; provided that, notwithstanding anything herein to the contrary, no Borrowing Subsidiary shall cease to be a Borrowing Subsidiary solely because it no longer is a Wholly Owned Subsidiary of the Company so long as such Borrowing Subsidiary and the Company shall not have executed and delivered to CBNA a Borrowing Subsidiary Termination and the Company’s guarantee of the Borrowing Subsidiary Obligations of such Borrowing Subsidiary pursuant to Section 8.16 has not been released. Following the giving of any notice pursuant to this Section 2.19, if the designation of a Subsidiary as a Borrowing Subsidiary obligates the Administrative Agents or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall, promptly upon the request of an Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by such Administrative Agent or such Lender in order for such Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations (including in the case of any Borrowing Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation the delivery of a Beneficial Ownership Certificate with respect to such Borrowing Subsidiary).
If the Company shall designate as a Borrowing Subsidiary hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Lender unable to lend to such Borrowing Subsidiary due to applicable law or regulation may, with prior written notice to the Administrative Agents and the Company, fulfill its Commitment by causing an Affiliate of such Lender organized in the same jurisdiction as such Subsidiary or another foreign jurisdiction agreed to by such Lender and the Company, to act as the Lender in respect of such Borrowing Subsidiary, and such Lender shall, to the extent of Loans made to such Borrowing Subsidiary, be deemed for all purposes hereof to have satisfied its Commitment hereunder in respect of such Borrowing Subsidiary.
As soon as practicable after receiving notice from the Company or the Administrative Agents of the Company’s intent to designate a Subsidiary as a Borrowing Subsidiary, and in any event no later than five Business Days after the delivery of such notice, for a Borrowing Subsidiary that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Lender that may not legally lend to, establish

SECTION 3.13.    Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.14.    Sanctions, Anti-Corruption, and Anti-Money Laundering Laws. None of the Company or any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, any employee, agent or affiliate of the Company or any of its Subsidiaries is, or is owned or controlled by Persons that are: (i) the target of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, any European member state or Her Majesty’s Treasury (collectively, “Sanctions”), or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the target of Sanctions (currently, Crimea, Cuba, Iran, North Korea~~, Sudan~~ and Syria). Except as disclosed in the 10-K filed as of February 2, 2017 by the Company, the Company and its Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Company, agents are in compliance in all material respects with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption laws (“Anti-Corruption Laws”). ~~To the Company’s knowledge, none~~None of the Company or any of its Subsidiaries, nor any director or officer thereof, nor, to the knowledge of the Company, any employee or Affiliate of the Company or any of its Subsidiaries: (i) is in violation of any Anti-Money Laundering Laws, (ii) is under any investigation by any Governmental Authority with respect to any Anti-Money Laundering Laws, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iv) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws, in each case, that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, applicable Sanctions and Anti-Money Laundering Laws.
ARTICLE IV
Conditions

SECTION 4.1.    Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.7):
(a)    CBNA (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to CBNA (which may include email or telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.
(b)    CBNA shall have received a favorable written opinion (addressed to the Administrative Agents and the Lenders and dated the Effective Date) of Katherine R. Kelly, Esq., Vice President, Assistant General Counsel and Assistant Corporate Secretary of the

SECTION 5.15. Guaranties.
(a)    The payment and performance of the Obligations of the Company shall at all times be guaranteed by each direct and indirect existing or future Domestic Subsidiary that guarantees the Company’s obligations under the Term Loan Credit Agreement, the Company’s obligations under the Specified Revolving Credit Agreements or the Company’s obligations under any other Material Debt (excluding any such guarantee existing prior to January 2, 2019) pursuant to one or more guaranty agreements in form and substance reasonably acceptable to the Administrative Agent and which shall be substantially consistent with the guaranty set forth in Section 8.16., as the same may be amended, modified or supplemented from time to time (individually a “Guaranty” and collectively the “Guaranties”; and each such Subsidiary executing and delivering a Guaranty, a “Guarantor” and collectively the “Guarantors”).
(b)    In the event any Domestic Subsidiary is required pursuant to the terms of Section 5.15. (a) above to become a Guarantor hereunder, the Company shall cause such Domestic Subsidiary to execute and deliver to the Administrative Agent a Guaranty and the Company shall also deliver to the Administrative Agent, or cause such Domestic Subsidiary to deliver to the Administrative Agent, at the Company’s cost and expense, such other documents, certificates and opinions of the type delivered on the Effective Date pursuant to Sections 4.1. (b) and (c) to the extent reasonably required by the Administrative Agent in connection therewith.
(c)    A Guarantor, upon delivery of written notice to the Administrative Agent by a Financial Officer or other authorized officer of the Company certifying that, after giving effect to any substantially concurrent transactions, including any repayment of Debt, release of a guaranty or any sale or other disposition, either: (i) such Guarantor does not guarantee the obligations of the Company (1) under the Specified Revolving Credit Agreements, (2) under the Term Loan Credit Agreement or (3) under any other Material Debt of the Company or (ii) such Guarantor is no longer a Domestic Subsidiary of the Company as a result of a transaction not prohibited hereunder, shall be automatically released from its obligations (including its Guaranty) hereunder without further required action by any Person. The Administrative Agent, at the Company’s expense, shall execute and deliver to the Company or the applicable Guarantor any documents or instruments as the Company or such Guarantor may reasonably request to evidence the release of such Guaranty.
ARTICLE VI
Events of Default

In case of the happening of any of the following events (each an “Event of Default”):
(a)    any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or the Borrowings hereunder or under any Borrowing Subsidiary Agreement shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)    default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;
(d)    default shall be made in the due observance or performance of any covenant, condition or agreement contained in (i) Section 5.1 (solely with respect to the corporate existence of the Borrower (which shall, for the avoidance of doubt, not include the failure to remain in good standing under the laws of the jurisdiction of its organization)), (ii) Section 5.6 and such default shall continue unremedied for a period of five Business Days after actual knowledge thereof by a Financial Officer, or (iii) Section 5.10, 5.11, 5.12, 5.13 or 5.14;
(e)     default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from any Administrative Agent or any Lender to the Company;
(f)    the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of one or more items of Debt in an aggregate principal amount greater than or equal to $~~100,000,000~~200,000,000, when and as the same shall become due and payable (giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Debt if the effect of any failure referred to in this clause (ii) is to cause such Debt to become due prior to its stated maturity;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Borrowing Subsidiary, or of a substantial part of the property or assets of the Company or any Borrowing Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Borrowing Subsidiary or for a substantial part of the property or assets of the Company or any Borrowing Subsidiary or (iii) the winding up or liquidation of the Company or any Borrowing Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    the Company or any Borrowing Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Borrowing Subsidiary or for a substantial part of the property or assets of the Company or any Borrowing Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or
(i)    one or more judgments for the payment of money in an aggregate amount equal to or greater than $~~100,000,000~~200,000,000 (exclusive of any amount thereof covered by insurance) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed (for this purpose, a judgment shall be effectively stayed during a period when it is not yet due and payable), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment;
(j)    (i) a Plan of the Company or any Borrowing Subsidiary shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(c) of the Code, or (ii) an ERISA Termination Event shall have occurred or (iii) the Company or any Borrowing Subsidiary or an ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA, or (iv) the Company or any Borrowing Subsidiary or any ERISA Affiliate shall engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor, or (v) the Company or any Borrowing Subsidiary or any ERISA Affiliate shall fail to pay any required installment or any other payment required to be paid by such entity under Section 412 or 430 of the Code on or before the due date for such installment or other payment, or (vi) the Company or any Borrowing Subsidiary or any ERISA Affiliate shall fail to make any contribution or payment to any Multiemployer Plan which the Company or any Borrowing Subsidiary or any ERISA Affiliate is required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto, and there shall result from any such event or events set forth in clauses (i) through (vi) of this paragraph either a liability or a material risk of incurring a liability to the PBGC, a Plan or a Multiemployer Plan which liability will have a Material Adverse Effect;
(k)    a Change in Control shall occur; or
(l)    any Guaranty, at any time ~~while a Borrowing Subsidiary Agreement is in effect, the guarantee in Section 8.16 shall cease to be, or shall be asserted by the Company not to be, a valid and binding obligation on the part of the Company;~~after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations (other than contingent obligations that survive the termination of this Agreement), ceases to be in full force and effect; or the Company or any Guarantor contests in writing the validity or enforceability of any Guaranty;

which may be imposed on, incurred by or asserted against either of them in its capacity as an Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by either of them under this Agreement to the extent the same shall not have been reimbursed by the Company; provided that no Lender shall be liable to any Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Administrative Agent or any of its directors, officers, employees or agents as determined by a final and nonappealable decision of a court of competent jurisdiction.
Each Lender acknowledges that it has, independently and without reliance upon any Administrative Agent or any other Lender or any of their respective affiliates or their or their respective affiliates’ directors, officers, employees, advisors or attorneys-in-fact and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Administrative Agent or any other Lender or any of their respective affiliates or their or their respective affiliates’ directors, officers, employees, advisors or attorneys-in-fact and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agents hereunder, the Administrative Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or any Borrowing Subsidiary or any affiliate of the Company or any Borrowing Subsidiary that may come into the possession of the Administrative Agents or any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates.
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agents and their Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:
(a)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments;
(b)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable and the conditions are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;
(c)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or
(d)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agents, in their sole discretion, and such Lender.
In addition, unless sub-clause (i) in the immediately preceding paragraph is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agents and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that none of the Administrative Agents or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agents under this Agreement, any Loan Document or any documents related to hereto or thereto).
The Administrative Agents hereby inform the Lenders that such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
The Lenders irrevocably authorize and direct the release of any Guarantor from its obligations under its Guaranty automatically as set forth in Section 5.15. (c) and authorize and direct the Administrative Agents to, at the Company’s expense, execute and deliver to the applicable Guarantor such documents or instruments as the Company or such Guarantor may reasonably request to evidence the release of such Guaranty.

ARTICLE VIII
Miscellaneous

SECTION 8.1.  Notices.
(a)    Subject to the last paragraph of Section 5.3, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or electronic transmission, as applicable, as follows:
(i)    if to the Company, to Bristol-Myers Squibb Company, Route 206 & Province Line Road, Princeton, New Jersey 08543, Attention of the Treasurer (email: jeffrey.galik@bms.com or any successor email address) and Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154, Attention of the General Counsel (email: sandra.leung@bms.com or any successor email address);
(ii)    if to CBNA, (1) for notices concerning operational matters, to Citibank, N.A. c/o Citibank Delaware, 1615 Brett Road, OPS 3, New Castle, DE 19720, Attention of Chris Delduca (Telecopy No. (212) 994-0961; email: Christopher.delduca@citi.com or any successor email address) or (2) for notices concerning credit matters, to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, Attention of Pamela Kowalski (Telecopy No. (646) 291-1803; email: pamela.kowalski@citi.com or any successor email address);
(iii)    if to a Lender, to it at its address (or telecopy number or electronic mail address) set forth in Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender became a party hereto; and
(iv)    if to any Borrowing Subsidiary, to it at the addresses (or email addresses) set forth above for the Company. Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for the purpose of giving on its behalf any notice and taking any other action provided for in this Agreement and hereby agrees that it shall be bound by any such notice or action given or taken by the Company hereunder irrespective of whether or not any such notice shall have in fact been authorized by such Borrowing Subsidiary and irrespective of whether or not the agency provided for herein shall have theretofore been terminated.
All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or electronic transmission, as